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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 APRIL 1, 2002


                             TRIPATH IMAGING, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-22885               56-1995728
(State or other jurisdiction     (Commission File          (IRS Employer
      of incorporation)               Number)           Identification No.)


             780 PLANTATION DRIVE, BURLINGTON, NORTH CAROLINA 27215




             (Address of principal executive offices and zip code)




              Registrant's telephone number, including area code:
                                 (336) 222-9707
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ITEM 9.           REGULATION FD DISCLOSURE.

         In connection with the Company's audit for the year ended December 31, 2001, the Company has updated its fourth quarter earnings by improving its basic and diluted loss per share by $0.02 per share from that previously reflected in its earnings release. The Company's preliminary earnings estimates released on February 6, 2002 reflected a loss per share of ($0.20), while the audited number has increased by $0.02 per share to ($0.18) per share. This change resulted from the calculation of the amount of interest expense recorded related to amortization of non-cash debt issuance costs under a term loan agreement.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 1, 2002                   TRIPATH IMAGING, INC.




                                       By:  /s/ Stephen P. Hall
                                            -----------------------------
                                            Stephen P. Hall
                                            Chief Financial Officer
                                            Principal Accounting Officer